UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of VeriSign, Inc. (the "Company") was held on May 21, 2015. Five proposals were voted on at the meeting. The results of each proposal are as follows:
Proposal No. 1 to elect seven directors of the Company, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Withheld	Abstain	Broker Non-Vote
D. James Bidzos	98,601,569	403,453	572,217	6,975,346
William L. Chenevich	98,868,002	588,983	120,254	6,975,346
Kathleen A. Cote	98,613,590	914,351	49,298	6,975,346
Jamie S. Gorelick	99,417,591	110,863	48,785	6,975,346
Roger H. Moore	99,026,925	454,003	96,311	6,975,346
Louis A. Simpson	90,660,572	8,820,346	96,321	6,975,346
Timothy Tomlinson	99,193,653	287,395	96,191	6,975,346

In Proposal No. 2, stockholders of the Company approved VeriSign, Inc.’s Annual Incentive Compensation Plan, which will replace the current Annual Incentive Compensation Plan approved by stockholders on May 27, 2010. The voting results were as follows:

For:	98,833,630
Against:	680,176
Abstain:	63,433
Broker Non-Votes:	6,975,346

In Proposal No. 3, stockholders of the Company approved, on a non-binding, advisory basis, the Company’s executive compensation.  The voting results were as follows:

For:	97,555,092
Against:	1,926,883
Abstain:	95,264
Broker Non-Votes:	6,975,346

In Proposal No. 4, stockholders of the Company ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal received the following votes:

For:	105,922,660
Against:	563,870
Abstain:	66,055
Broker Non-Votes:	0

In Proposal No. 5, stockholders of the Company did not approve a stockholder proposal requesting that the Board of Directors take steps to permit stockholder action by written consent. This proposal received the following votes:

For:	25,081,277
Against:	74,240,864
Abstain:	255,098
Broker Non-Votes:	6,975,346

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 21, 2015	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Senior Vice President, General Counsel and Secretary